UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250
Winston-Salem, North Carolina		27103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7029

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2023, ProKidney Corp. (the “Company”) held its 2023 Annual General Meeting of Shareholders (the “Annual General Meeting”). The matters voted on at the Annual General Meeting and the votes cast with respect to each such matter are set forth below:

(1)
Based on the following results of the voting, the Company’s shareholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a three-year term to expire at the Company’s annual general meeting of shareholders in 2026 and until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non Votes
William F. Doyle	204,688,357	86,755	59,329	6,436,976
Alan M. Lotvin, M.D.	204,717,013	86,192	31,236	6,436,976
Brian J. G. Pereira, M.D.	204,658,435	84,994	91,012	6,436,976
(2)
The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, was ratified based on the following results of the voting:

For	Against	Abstain	Broker Non Votes
211,255,952	15,231	234	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date:	June 30, 2023	By:	/s/ James Coulston
James Coulston Chief Financial Officer